EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 USC. § 1350, As Adopted Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Lakeland Industries, Inc. (the “Company”) on Form 10-Q for the period ended April 30, 2021 (the “Report”), I, Charles D. Roberson, Chief Executive Officer, President and Secretary of the Company, certify, pursuant to 18 USC. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles D. Roberson

Charles D. Roberson

Chief Executive Officer, President and Secretary

June 9, 2021